                                                                     EXHIBIT 4.3

                               SECOND AMENDMENT TO

                         SALE AND CONTRIBUTION AGREEMENT

                  THIS SECOND AMENDMENT TO SALE AND CONTRIBUTION AGREEMENT, dated as of December 2, 2002 (this "Second Amendment") relates to that certain Sale and Contribution Agreement dated as of December 20, 2000, between Blue Hill and the Originator (each as defined below), as amended by the First Amendment to Sale and Contribution Agreement dated as of October 1, 2002 (the "Sale and Contribution Agreement"), and is entered into by and between BLUE HILL II, INC., a Delaware corporation ("Blue Hill") and AMERISOURCEBERGEN DRUG CORPORATION (f/k/a Amerisource Corporation), a Delaware corporation, as successor by merger to Bergen Brunswig Drug Company, a California corporation, the originator (in such capacity, the "Originator"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Annex X to the Sale and Contribution Agreement and the Receivables Purchase and Servicing Agreement dated as of December 20, 2000, as amended by that certain First Amendment dated as of August 29, 2001, as amended by that certain Second Amendment dated as of December 21, 2001, and as amended by that certain Third Amendment dated as of October 1, 2002, and as amended by that certain Fourth Amendment dated as of the date hereof ("Annex X").

                               W I T N E S S E T H

                  WHEREAS, Blue Hill and Bergen Brunswig have entered into the Sale and Contribution Agreement pursuant to which Blue Hill has purchased BH2 Designated Receivables originated by the Originator, which are Receivables generated by the Originator at BH2 Designated Distribution Centers;

                  WHEREAS, Blue Hill, the Servicer, the Administrative Agent and the Purchasers have entered into the Purchase Agreement pursuant to which Blue Hill has sold undivided percentage ownership interests in the BH2 Designated Receivables and related collateral to the Purchasers;

                  WHEREAS, AmerisourceBergen Drug (f/k/a Amerisource Corporation, a Delaware corporation) as seller and ARFC as buyer have entered into the ASC/ARFC Purchase Agreement pursuant to which ARFC has purchased ARFC Designated Receivables, which are Receivables generated by AmerisourceBergen Drug at ARFC Designated Distribution Centers;

                  WHEREAS, ARFC as seller, AmerisourceBergen Drug as servicer, Amerisource Bergen Services Corporation as guarantor, DFC as buyer and JPMorgan Chase as administrative agent, have entered into the ARFC/JPMorgan Purchase Agreement, pursuant to which ARFC has sold undivided percentage ownership interests in the ARFC Designated Receivables and related collateral to DFC;

                  WHEREAS, the Originator has advised that from time to time, it intends to consolidate certain of the ARFC Designated Distribution Centers into BH2 Designated

                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

Distribution Centers and certain of the BH2 Designated Distribution Centers into ARFC Designated Distribution Centers;

                  WHEREAS, Blue Hill and the Originator (collectively, the "Parties") have mutually requested that the Sale and Contribution Agreement be amended (the "Amendments") to permit consolidation of certain of the Distribution Centers of Originator; and

                  WHEREAS, the Parties are willing to so effect the Amendments on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the above premises, the Parties agree as follows:

           1. Definitions and Usage. Any reference herein to Section, Exhibit or Schedule shall, unless otherwise specified, refer to such Section, Exhibit or Schedule hereof, in its entirety.

           2. Amendments to the Sale and Contribution Agreement. Upon the Second Amendment Effective Date, the Sale and Contribution Agreement is hereby amended as follows:

                  a. By amending Section 5.2(p) by deleting the words "as of the Third Amendment Effective Date".

                  b.   By deleting the penultimate and ultimate sentences of
           Section 6.1(h) in their entirety and substituting the following in their stead:

                  The Originator shall only add a Lockbox Account Bank, Deposit Bank, Lockbox, Deposit Account or Lockbox Account to those listed on Exhibit D of the Purchase Agreement (i) as permitted under Section 8.13 hereof in connection with a Distribution Center Consolidation or (ii) if the Buyer has consented thereto and received notice of such addition, a copy of any new Lockbox Agreement or Deposit Account Agreement substantially in the form of Exhibit B-1 or B-2, respectively, of the Purchase Agreement (with such changes as are acceptable to the Buyer) from any new Lockbox Account Bank or Deposit Bank. The Originator shall only terminate a Lockbox Account Bank, Deposit Bank or Lockbox, or close a Lockbox Account, or Deposit Account, (x) as permitted under Section 8.13 hereof in connection with a Distribution Center Consolidation or (y) with Buyer's consent and upon 30 days advance notice to the Buyer and the Administrative Agent.

                  c. By adding the following Section 8.13 in proper alphanumerical order:

                       8.13 Distribution Center Consolidation. From time to time, the Originator may (but shall have no obligation to) consummate Distribution Center Consolidations; provided, however, that if the Originator proposes to consummate any Distribution Center Consolidation, the Originator shall provide the Buyer and the Administrative Agent with at least 60 days prior written notice detailing the proposed consolidation (including, without

                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT
                  limitation, identifying the specific Distribution Centers involved in such Distribution Center Consolidation, identifying the Lockbox Accounts, Lockboxes and Deposit Accounts involved in (or otherwise affected by or related to) such Distribution Center Consolidation (including any such Lockbox Accounts, Lockboxes and Deposit Accounts to be opened, closed or transferred in connection therewith), identifying the Obligors involved in (or otherwise affected by or related to) such Distribution Center Consolidation, and setting forth the actions proposed to be taken with respect thereto) and specifying the proposed date of such consolidation, and such consolidation shall be subject to satisfaction of the following conditions precedent:

                           (a) No Termination Event or Incipient Termination
                  Event shall have occurred and be continuing or will result after giving effect to such consolidation, and no "Termination Event", "Servicing Default", "Potential Termination Event" or unmatured "Servicing Default" under and as defined in the ARFC/JPMorgan Chase Purchase Agreement shall have occurred and be continuing or will result after giving effect to such consolidation;

                           (b) All of the representations and warranties of Blue
                  Hill, the Originator and the Servicer contained in the Sale and Contribution Agreement and the other Related Documents shall be true and correct in all material respects on and as of date of such consolidation, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date);

                           (c) An amended and restated Designated Receivables
                  Schedule to reflect the Distribution Center Consolidation shall have been prepared by the Originator and delivered to the Administrative Agent;

                           (d) To the extent the Distribution Center
                  Consolidation provides for the consolidation of a BH2 Designated Distribution Center into an ARFC Designated Distribution Center:

                               (i)   the Purchasers shall have reconveyed
                           their Purchaser Interest in all outstanding BH2 Designated Receivables generated at such BH2 Designated Distribution Center in accordance with
                           Section 2.04(d) of the Purchase Agreement, the Purchasers and the Buyer shall have executed and delivered a Purchaser Interest Reconveyance Agreement, and the Buyer shall have paid any amounts due with respect thereto pursuant to Section 2.04(d) of the Purchase Agreement;

                               (ii) the Administrative Agent and the Purchasers shall have terminated or assigned each Lockbox Account Agreement

                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT
                           and Deposit Account Agreement with respect to Accounts identified on the Designated Receivables Schedule with respect to such BH2 Designated Distribution Center (the "Reassigned Accounts") and the other actions and deliveries specified in Section 6.01(e) of the Purchase Agreement shall have been completed;

                               (iii) the Buyer and Originator (with the consent
                           of the Administrative Agent) shall have executed and delivered a Reconveyance Agreement in substance satisfactory to the Administrative Agent, and the Buyer shall have received the "Purchase Price" set forth therein; and

                               (iv)  the Administrative Agent shall have
                           received an Officer's Certificate of the Buyer that the Purchase Price equals the fair market value of the "Reassigned Receivables" (as defined in the applicable Reconveyance Agreement);

                           (e) To the extent such Distribution Center
                  Consolidation provides for the consolidation of an ARFC Designated Distribution Center into a BH2 Designated Distribution Center:

                               (i) to the extent (A) the Outstanding Balance of the Receivables originated at such ARFC Designated Distribution Center are in excess of the lesser of
                           (x) $25,000,000 and (y) 10.0% of the Outstanding Balance of Transferred Receivables or (B) the ratio of (x) the Outstanding Balance of all Receivables originated at ARFC Designated Distribution Centers that have been consolidated into BH2 Designated Distribution Centers, including the ARFC Designated Distribution Center currently proposed to be consolidated into a BH2 Designated Distribution Center, to (y) the current Outstanding Balance of Transferred Receivables, exceeds 15.0%, the Rating Agency Condition shall have been satisfied with respect to such consolidation and the Buyer and Administrative Agent shall have completed satisfactory due diligence with respect to the Receivables originated at such ARFC Designated Distribution Center;

                               (ii)  the Buyer and the Administrative Agent
                           shall have received evidence satisfactory to them of completion of the actions and deliveries required by
                           Section 6.01(e)(ii) of the Purchase Agreement; and

                               (iii) the Buyer and the Administrative Agent
                           shall have received satisfactory documentation evidencing (A) the reconveyance to ARFC of DFC's purchaser interest in the Receivables generated at the ARFC Designated Distribution

                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

                       Center and the release of liens associated therewith, (B) the reconveyance of the Receivables generated at the ARFC Designated Distribution Center to the Originator and the release of liens associated therewith, and (C) that the conditions precedent to such Distribution Center Consolidation have been satisfied in accordance with the ARFC/JP Morgan Chase Purchase Agreement and the ASC/ARFC Purchase Agreement;

                  (f) The Buyer and the Administrative Agent shall have received an Officer's Certificate certifying (i) as to the matters set forth in Section 8.13(a) together with a pro forma compliance certificate setting forth the calculations (as applicable) substantiating such certification and attaching an Investment Base Certificate giving effect to such Distribution Center Consolidation, (ii) among other things, as to the matters set forth in Section 8.13(b), (iii) and attaching the Designated Receivables Schedule delivered pursuant to Section 8.13(c), and (iv) as to the truth and accuracy of the matters set forth in Section 8.13(d) or (e), as applicable;

                  (g) The Buyer and the Administrative Agent shall have received a receivables aging report with respect to the Receivables generated at the Distribution Center being consolidated into a surviving Distribution Center, in form and substance satisfactory to the Buyer and the Administrative Agent (which report the Administrative Agent shall provide to the Rating Agencies, together with a copy of the notice delivered pursuant to the first paragraph of this Section 8.13);

                  (h) Without limiting Section 8.13(d)(ii) or (e)(ii), not less than 5 days prior to the date of such Distribution Center Consolidation, the Buyer and the Administrative Agent shall have received evidence (in form and substance satisfactory to each of them) demonstrating that appropriate actions have been taken and procedures established (all of which actions and procedures must be satisfactory to the Buyer and the Administrative Agent) to prevent (after giving effect to such Distribution Center Consolidation) the commingling of Collections in respect of Transferred Receivables with those of any other Receivables in any Lockbox Account, Lockbox or Deposit Account; and

                  (i) The Buyer and the Administrative Agent shall have received such additional documentation as the Buyer or Administrative Agent may reasonably request.

                  d. By adding Exhibit 8.13(b) in the form and substance of Annex I, attached hereto and made a part hereof.

           3. Representations and Warranties of the Originator and the Servicer. Each of the Originator and the Servicer represents and warrants to Blue Hill that, as of the Second Amendment Effective Date and after giving effect to this Second Amendment:

                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

               a. All of the representations and warranties of the Originator and the Servicer contained in this Second Amendment, the Sale and Contribution Agreement and the other Related Documents are true and correct in all material respects on and as of the Second Amendment Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date); and

               b. No Termination Event or Incipient Termination Event has occurred and is continuing or will result after giving effect to this Second Amendment.

           4. Effective Date. This Second Amendment shall become effective as of the date first written above (the "Second Amendment Effective Date") upon the satisfaction of each of the following conditions:

               a. Blue Hill shall have received each of the following documents, in each case in form and substance satisfactory to Blue Hill and the Administrative Agent:

                    i.     counterparts hereof executed by each of the Parties;

                    ii. satisfactory evidence of the effectiveness of the Fourth Amendment to the Receivables Purchase Agreement and Annex X, dated as of the date hereof, among, Blue Hill, the Servicer, the Administrative Agent and the Purchasers, together with delivery of an execution copy thereof and of the other documents delivered in connection therewith;

                    iii. a certificate of an officer of the Originator attesting to the solvency of Originator;

                    iv. a certificate of an officer of the Originator certifying, among other things, that the representations and warranties contained in the Related Documents are correct as of the date hereof;

                    v. a certificate of the Secretary or Assistant Secretary of the Originator certifying no change in the certificate of incorporation of the Originator and bylaws of the Originator, and certifying and attaching resolutions authorizing the Second Amendment and an incumbency certificate;

                    vi. tax and good standing certificates of the Seller in the states of California, Pennsylvania and Delaware;

                    vii. tax and good standing certificates of the Originator in the state of California, Pennsylvania and Delaware;

                    viii. a legal opinion as to true sale and substantive consolidation matters delivered by Dechert after giving effect to the Second Amendment;

                    ix. a legal opinion as to security interests, enforceability, corporate matters and non-contravention delivered by Dechert, and in addition, a legal

                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT
          opinion delivered by the in-house counsel of the Originator and Buyer, both, after giving effect to the Second Amendment;

               x. such additional documentation as the Buyer may reasonably request;

          b. No law, regulation, order, judgment or decree of any Governmental Authority shall, and no Party shall have received any notice that litigation is pending or threatened which is likely to, enjoin, prohibit or restrain the consummation of the transactions contemplated by this Second Amendment, except for such laws, regulations, orders or decrees, or pending or threatened litigation, that in the aggregate could not reasonably be expected to have a Material Adverse Effect;

          c. All of the representations and warranties of Blue Hill and the Servicer contained in this Second Amendment and the other Related Documents shall be true and correct in all material respects on and as of the Second Amendment Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date);

          d. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Second Amendment shall be satisfactory in all respects in form and substance to the Buyer; and

          e. No Termination Event or Incipient Termination Event shall have occurred and be continuing on the Second Amendment Effective Date or will result after giving effect to this Second Amendment.

     5.   Reference to and Effect on the Related Documents

          a. Upon the Second Amendment Effective Date, (i) each reference in the Sale and Contribution Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the Related Documents to the Sale and Contribution Agreement shall mean and be a reference to the Sale and Contribution Agreement as amended and supplemented hereby.

          b. Except to the extent specifically set forth herein, the respective provisions of the Sale and Contribution Agreement and the other Related Documents shall not be amended, modified, waived, impaired or otherwise affected hereby, and such documents and the Obligations under each of them are hereby confirmed as being in full force and effect.

          c. This Second Amendment shall be limited solely to the matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any other term or condition of the Sale and Contribution Agreement or any other Related Document, (ii) prejudice any right or rights which any of the Parties, the Administrative Agent or the Purchasers may now have or may have in the future under or in connection with the Sale and Contribution Agreement or any other Related Document, (iii) require any of

                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT
     the Parties, the Administrative Agent or the Purchasers to agree to a similar transaction on a future occasion or (iv) create any right herein to another Person or other beneficiary or otherwise, except to the extent specifically provided herein.

     6. Miscellaneous. This Second Amendment is a Related Document. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

     7. Section Titles. The Section titles in this Second Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     8. Counterparts. This Second Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     9. GOVERNING LAW. THIS SECOND AMENDMENT, AND ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     10. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Second Amendment. In the event an ambiguity or question of intent or interpretation arises, this Second Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Second Amendment.

                                     * * * *

                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT
                                       8

          IN WITNESS WHEREOF, Blue Hill and the Originator have caused this Second Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                            BLUE HILL II, INC.,
                                            as Buyer


                                            By: _________________________
                                                Name:
                                                Title:


                                            AMERISOURCEBERGEN DRUG CORPORATION,
                                            a Delaware corporation,
                                            as successor by merger to Bergen
                                            Brunswig Drug Company, a California
                                            corporation as Originator and as
                                            Servicer



                                            By: _________________________
                                                Name:
                                                Title:

ACKNOWLEDGED AND AGREED:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent

By: _________________________
    Name: Brian P. Schwinn
    Title: Duly Authorized Signatory

WITH THE CONSENT OF:

JP MORGAN CHASE BANK,
as Administrative Agent under the ARFC/JPMorgan
Chase Purchase Agreement

By: _________________________
    Name:
    Title:

                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

                                     ANNEX I

                                 Exhibit 8.13(b)

                                 (see attached)

                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

                                                                 EXHIBIT 8.13(b)

                                     FORM OF
                             RECONVEYANCE AGREEMENT

          THIS RECONVEYANCE AGREEMENT (this "Agreement") is made and entered into as of [INSERT DATE], between BLUE HILL II, INC., a Delaware corporation (the "Buyer") and AMERISOURCEBERGEN DRUG CORPORATION (f/k/a Amerisource Corporation), a Delaware corporation, as successor by merger to Bergen Brunswig Drug Company, a California corporation (the "Originator"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Annex X to the Sale Agreement (as defined below).

                               Statement of Facts

          Pursuant to that certain Sale and Contribution Agreement, dated as of December 20, 2000, between the Buyer and the Originator, as amended by that certain First Amendment to Sale and Contribution Agreement, dated as of October 1, 2002, and as amended by that certain Second Amendment to Sale and Contribution Agreement, dated as of December 2, 2002 (as amended, restated supplemented or otherwise modified from time to time, the "Sale Agreement"), the Buyer has purchased from time to time from the Originator certain trade receivables (and related rights thereto) generated by the Originator at BH2 Designated Distribution Centers.

          The Originator has given notice to the Buyer of the Originator's intent to consolidate the Consolidating Location (defined below) into an ARFC Designated Distribution Center in accordance with Section 8.13 of the Sale Agreement and, in connection therewith, to repurchase from the Buyer all outstanding BH2 Designated Receivables with respect to the Consolidating Location (as set forth in Schedule II hereto, or in satisfactory form as is acceptable to the Buyer, the "Reassigned Receivables") and have the Buyer release its security interests therein.

                               Statement of Terms

          NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Distribution Center Consolidation. On the date hereof, the Originator will consolidate the BH2 Designated Distribution Center located at [insert location details here] (the "Consolidating Location") into the ARFC Designated Distribution Center located at [insert location details here]. On the date hereof, the Designated Receivables Schedule is hereby amended to provide that the Consolidating Location is not a "BH2 Designated Distribution Center" but is an "ARFC Designated Distribution Center". As of the date hereof, the Outstanding Balance of the Reassigned Receivables is $[___________] (the "Reassigned Receivables Outstanding Balance").

                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

     2.   Reconveyance by Buyer.

          a. In connection with the Distribution Center Consolidation detailed in Paragraph 1 above, and subject to the terms and conditions of this Agreement, the Buyer hereby sells, assigns, transfers, and conveys to the Originator without recourse, and the Originator hereby accepts, purchases and receives, all of the Buyer's rights, titles and interests in and to the Reassigned Receivables. In consideration of the Buyer's transfer and conveyance hereunder to the Originator of the Reassigned Receivables, the Originator shall pay a purchase price in an amount equal to the "Purchase Price" that would be applicable under the Sale Agreement if such Reassigned Receivables were "Sold Receivables" (each as defined in Annex X) (the "Purchase Price"), to be paid as set forth on Schedule I hereto either in cash and/or in the form of a reduction of the subordinated debt owing by the Buyer to the Originator, if any, which Purchase Price represents the fair market value of the Reassigned Receivables as of the date hereof.

          b. Subject to the terms and conditions of this Agreement, the Buyer hereby releases and terminates all security interests or other rights or interests that the Buyer may have in (i) the Reassigned Receivables, (ii) the Originator's rights in the merchandise (including returned goods) relating to the Reassigned Receivables, (iii) all Reassigned Accounts, (iv) any other Originator Collateral to the extent relating to the foregoing, and (v) all proceeds, substitutions and replacements for each of the foregoing (the "Released Security Interest").

     3. Effectiveness of this Agreement. This Agreement shall be effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Agreement executed by each of the other parties hereto.

     4. Further Assurances. The Buyer hereby agrees to execute and deliver such UCC amendment financing statements and such other documents as the Originator may reasonably request from time to time in order to more fully effectuate the transactions contemplated by this Agreement (including, without limitation, those necessary to terminate or assign Lockbox Account Agreements and Deposit Account Agreements); provided, however, that any and all such financing statements and other documents shall be prepared and/or recorded at the Originator's expense.

     5. Representations and Warranties. Each of the parties hereto represents and warrants that it has the full corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder and that this Agreement has been duly and validly executed and delivered by it (and assuming the due and valid execution and delivery hereof by all other parties hereto) constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms.

     6. Miscellaneous. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of

                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT
several counterparts, and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument. The delivery of an executed counterpart hereof by facsimile shall constitute delivery of an executed counterpart hereof.

                                      * * *

                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

          IN WITNESS, each of the parties hereto, by their respective duly authorized signatories, has executed and delivered this Agreement as of the date first above written.

                                            AMERISOURCEBERGEN DRUG CORPORATION,
                                            a Delaware corporation,
                                            as successor by merger to Bergen
                                            Brunswig Drug Company, a California
                                            corporation, as Originator


                                            ____________________________________
                                            Name:
                                            Title:

                                            BLUE HILL II, INC.,
                                            as Buyer


                                            ____________________________________
                                            Name:
                                            Title:

ACKNOWLEDGED AND AGREED:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent


_____________________________________________
Name: Brian P. Schwinn
Title: Duly Authorized Signatory

                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

                                   SCHEDULE I

                                 Purchase Price

---------------------------------------------------------------------------------------------------
Outstanding Balance of       Fair Market Value         Reduction to Subordinated    Cash
----------------------       -----------------         -------------------------    ----
Reassigned Receivables       (as a percentage)         Note
----------------------       -----------------         ----
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------


                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT

                                   SCHEDULE II

                             Reassigned Receivables


                                                             SECOND AMENDMENT TO
                                                 SALE AND CONTRIBUTION AGREEMENT